AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 15, 2000

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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [__]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
       [__] Preliminary Proxy Statement
       [__] Confidential, For Use of the Commission Only (as permitted by Rule
            14a-6 (e) (2))
       [__] Definitive Proxy Statement
       [__] Definitive Additional Materials
       [X ] Soliciting Material Under Rule 14a-12

                               DEXTER CORPORATION

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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.

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    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

       [X] No fee required.
       [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
           0-11.

            1) Title of each class of securities to which transaction applies:


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            2)    Aggregate number of securities to which transaction applies:


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            3)    Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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            4)    Proposed maximum aggregate value of transaction:


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            5)    Total fee paid:


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      [_] Fee paid previously with preliminary materials:


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      [_] Check box if any part of the fee is offset as provided by Exchange Act
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FOR IMMEDIATE RELEASE                     CONTACT:
Monday, May 15, 2000                      Edward G. Novotny & Associates, Inc.
                                          (212) 490-2065/2977

                        INTERNATIONAL SPECIALTY PRODUCTS
                        --------------------------------
                      RELEASES LETTER TO DEXTER CORPORATION
                      -------------------------------------

           WAYNE, NJ - International Specialty Products Inc. (NYSE - "ISP") has forwarded the following letter to K. Grahame Walker, Chairman and Chief Executive Officer of Dexter Corporation (NYSE - "DEX"):


May 15, 2000

Mr. K. Grahame Walker
Chairman and Chief Executive Officer
Dexter Corporation
One Elm Street
Windsor Locks, CT  06096


Dear Grahame,

We just don't seem to be on the same wavelength. While your representatives have communicated with ours about Dexter's demand that ISP increase its proposal as the price for moving forward, you should know that we have been struggling for quite some time now to just keep our $50 per share proposal in place. As one can imagine, the substantial costs to any acquirer of Dexter in connection with golden parachute, retention, and severance agreements put into place for the most part after we surfaced with our Dexter interest, together with other "change of control" provisions relating to debt instruments, does not make this any easier. Parenthetically, we believe that Dexter should explicitly disclose to its shareholders all information concerning these added costs.

By way of recapitulation, after making a $45 per share proposal in December, with the hope of quickly consummating a transaction, ISP increased its proposal to $50 per share this past March. Notwithstanding the fact that this was in our opinion a very fair and full proposal, since that time, Dexter has conducted what we believe to be an outrageously unfair process. In addition to those matters mentioned in previous letters, we cite just a few examples.




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(1)        When we made our proposal in March, Dexter refused to discuss it and chose instead to conduct an auction for the Company. While it had every right to do so, when we (to the best of our knowledge) then won the auction fair and square, in a "have your cake and eat it too" approach, instead of proceeding to consummate the transaction with ISP, Dexter took the position that it was only then willing to negotiate and even then only if ISP first put a substantially higher bid on the table;

(2) Dexter's solicitation of proposals from 29 different parties, most of whom we believe were interested only in isolated Dexter assets and some of whom were its competitors, coupled with its May 2nd threat to dismember the Company, was hardly a constructive process. Surprisingly enough, despite the broad ranging nature of the Company's solicitation process, we understand Dexter is now apparently refusing to waive provisions of its confidentiality agreements with certain third parties, in effect precluding our discussions with these parties to develop alternatives for Dexter shareholders; and

(3) I understand that just this past Friday Dexter refused to definitively commit that it will not attempt a further postponement of the Annual Meeting. In a similar vein, it is worth noting that it was only after our prodding that Dexter set a new record date as it was obligated to do in accordance with legal requirements.

All this has taken place, of course, against the backdrop of extreme volatility in the financial markets and substantial increases in interest rates. Grahame, I firmly believe that Dexter is overplaying its hand here and urge reconsideration of any course of action aimed at dismemberment of the Company, which very process, in and of itself, we believe can only diminish value.

Sincerely,
/s/ Samuel J. Heyman
Chairman
International Specialty Products Inc.


                                     * * * *

           International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.

           ISP HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE FINAL, DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO ALL DEXTER SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. THE PRELIMINARY PROXY STATEMENT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE. INFORMATION RELATING TO THE PARTICIPANTS IN ISP'S PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

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      This press release may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.






















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